MANAGERS TRUST I

POWER OF ATTORNEY

KNOW ALL PERSON’S BY THESE PRESENTS, that each of the persons whose name appears below hereby nominates, constitutes and appoints Lewis Collins, Donald S. Rumery, and Keitha L. Kinne (with full power to each of them to act alone) his true and lawful attorney-in-fact and agent, for him and on his behalf and in his place and stead in any way and all capacities, to make, execute and sign the Registration Statement on Form N-14 under the Securities Act of 1933, as amended, of Managers Trust I (the “Trust”) relating to shares of the Trust proposed to be issued in connection with the anticipated reorganization transactions of Brandywine Blue Fund and Brandywine Advisors Midcap Growth Fund, each a class of Brandywine Blue Fund, Inc., a Maryland corporation, into Brandywine Blue Fund and Brandywine Advisors Midcap Growth Fund, respectively, each a series of the Trust, and any and all pre- and post-effective amendments and supplements thereto, and to file the same with the Securities and Exchange Commission, and any other regulatory authority having jurisdiction over the offer and sale of shares of beneficial interest of the Trust, and any and all exhibits and other documents requisite in connection therewith, granting unto said attorneys and each of them, full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises as fully to all intents and purposes as each of the undersigned himself might or could do.

IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the dates written below.

/s/ Bruce B. Bingham Bruce B. Bingham, Trustee	June 13, 2013 Date

/s/ Christine C. Carsman Christine C. Carsman, Trustee	June 13, 2013 Date

/s/ William E. Chapman William E. Chapman, II, Trustee	June 13, 2013 Date

/s/ Edward J. Kaier Edward J. Kaier, Trustee	June 13, 2013 Date

/s/ Steven J. Paggioli Steven J. Paggioli, Trustee	June 13, 2013 Date

/s/ Eric Rakowski Eric Rakowski, Trustee	June 13, 2013 Date

/s/ Thomas R. Schneeweis Thomas R. Schneeweis, Trustee	June 13, 2013 Date

/s/ Keitha L. Kinne Keitha L. Kinne, President and Principal Executive Officer	June 13, 2013 Date

/s/ Donald S. Rumery Donald S. Rumery, Treasurer, Chief Financial Officer, and Principal Financial Officer	June 13, 2013 Date